SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549


                               Form 8-K


                            CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act of 1934


                            Date of Report
                  (Date of earliest event reported)
                           August 7, 1996





                      THE HAIN FOOD GROUP, INC.
        (Exact name of Registrant as specified in its charter)




        Delaware                0-22818            22-3240619

(State or other jurisdiction   (Commission       (I.R.S. Employer
of Incorporation)              File Number)     Identification No.)



50 Charles Lindbergh Boulevard, Uniondale, NY            11553

  (Address of principal executive offices)             (Zip Code)


   Registrant's telephone number, including area code: (516) 237-6200

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Item 5. Other Events


On June 11, 1996, the Board of Directors of the Company, subject to the requisite approval of the Company's bank lenders, adopted a Common Stock repurchase program authorizing the Company to repurchase up to $2 million of the Company's common stock. At a current trading price of approximately $3.50 per share, a repurchase of $2 million of common stock would amount to approximately 550,000 shares, or approximately six percent of the 8.867 million shares currently outstanding. The purchases may be made, at management's discretion, through open market purchases, block purchases and privately negotiated transactions. Purchases may begin immediately and continue from time to time.

The Board of Directors approved the repurchase program because of the Company's strong financial position and its belief that the Company's shares are undervalued in relation to the Company's performance.

On August 7, 1996, the Company received approval for the stock repurchase program from its bank lenders.

                              SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      THE HAIN FOOD GROUP, INC.


                                By:    Jack Kaufman

                                       Jack Kaufman
                                       Vice President-Finance
                                       Chief Financial Officer


Date:  August 13, 1996